EXHIBIT 21

Subsidiaries of Data General Corporation.


    The following are the Company's subsidiaries as of September 26, 1998. All beneficial interests are wholly-owned, directly or indirectly, by the Company, with the exception of Data General Technology (1990) Limited which is 45% owned. All subsidiaries are included in the Company's consolidated financial statements.


                                                                        State or
                                                                 Jurisdiction of
Name                                                                Organization
                                                                 ---------------

Asia Data General Corporation                                           Delaware
China Data General Corporation                                          Delaware
CLARiiON Storage Systems, Inc.                                          Delaware
Data General (Canada) Company                                        Nova Scotia
Data General A.G.                                                    Switzerland
Data General A/S                                                          Norway
Data General A/S                                                         Denmark
Data General AB                                                           Sweden
Data General Africa SARL                                                  France
Data General Australia Pty., Ltd.                                      Australia
Data General Bahamas Limited                                             Bahamas
Data General BVI, Ltd.                                    British Virgin Islands
Data General Chile S.A.                                                    Chile
Data General Computers Sdn, Bhd.                                        Malaysia
Data General Costa Rica S.A.                                          Costa Rica
Data General de Mexico, S.A. de C.V.                                      Mexico
Data General del Peru, S.A.                                                 Peru
Data General France S.A.S.                                                France
Data General Gesellschaft mbH                                            Austria
Data General GmbH                                                        Germany
Data General Graphics, Inc.                                             Delaware
Data General Hong Kong Sales and Service, Ltd.                         Hong Kong
Data General Hong Kong, Ltd.                                           Hong Kong
Data General Computers Hungary Ltd.                                      Hungary
Data General International Manufacturing Pte., Ltd.                    Singapore
Data General International Sales Corporation                            Delaware
Data General International, Inc.                                        Delaware
Data General Investment Corporation                                     Delaware

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                                                                        State or
                                                                 Jurisdiction of
Name                                                                Organization
                                                                 ---------------

Data General Ireland, Ltd.                                               Ireland
Data General Israel, Ltd.                                                 Israel
Data General Japan KK                                                      Japan
Data General Korea, Ltd.                                                   Korea
Data General Latin America, Inc.                                        Delaware
Data General Limited                                              United Kingdom
Data General do Brasil Ltda.                                              Brazil
Data General Nederland BV                                        The Netherlands
Data General New Zealand, Limited                                    New Zealand
Data General Philippines, Inc.                                       Philippines
Data General (Portugal) Sociedade de Computadores Lda.                  Portugal
Data General Puerto Rico, Inc.                                          Delaware
Data General S.A.                                                        Belgium
Data General S.A.                                                          Spain
Data General S.p.A.                                                        Italy
Data General Singapore Pte., Ltd.                                      Singapore
Data General Systems (Thailand) Limited                                 Thailand
Data General Technology (1990) Limited                                    Israel
Data General Telecommunications, Inc.                                   Delaware
D G Venezula, C.A.                                                     Venezuela
Data General Wholesale Pty., Ltd.                                      Australia
Datagen Investment Trust                                           Massachusetts
Datagen, Inc.                                                           Delaware
DG Argentina S.A.                                                      Argentina
D G Foreign Sales Corporation, Inc.                                     Barbados
Digital Computer Controls, Inc.                                         Delaware
Digital Computer Controls International, Inc.                           Delaware
General Risk Insurance Company Ltd.                                      Bermuda


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